UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 16, 2011

Keystone Automotive Operations, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-112252	23-2950980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Tunkhannock Avenue

Exeter, Pennsylvania 18643

(Address of Principal Executive Offices, including Zip Code)

(800) 233-8321

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Keystone Automotive Operations, Inc.; A&A Auto Parts Stores, Inc.; American Specialty Equipment Corp.; Arrow Speed Acquisition LLC; DriverFx.com, Inc.; KAO Management Services, LLC; Key Comp, Inc.; Keystone Automotive Distributors Company, LLC; Keystone Automotive Holdings, Inc.; Keystone Automotive Warehouse, Inc.; Keystone Automotive Operations of Canada, Inc.; and Keystone Automotive Operations Midwest, Inc. (collectively, the “Company”) previously announced that its exchange offer and consent solicitation with respect to the Company’s 9 3/4% Senior Subordinated Notes due 2013 and the transactions associated therewith are set to expire at 5:00 PM New York City time on March 16, 2011. The associated withdrawal rights are set to expire at such time as well. The associated offering memorandum and disclosure statement dated February 15, 2011 has been supplemented and such supplement is available from the exchange agent and information agent identified in the February 15, 2011 offering memorandum and disclosure statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized in the Borough of Exeter, Pennsylvania on March 16, 2011.

Keystone Automotive Operations, Inc.

By:	/s/ Richard Paradise
	Name:	Richard Paradise
	Title:	Executive Vice President and Chief Financial Officer